Interiors, Inc
Earnings Per Share
March 31, 1996

Exhibit 11


COMMON  A SHARES                          QTY        DAYS O/S         WEIGHTED
- ---------------------------------       ------------ -------------------------
As of IPO                                   517,500  275/275           517,500
Conversion of Bridge Loan units             300,000  275/275           300,000
Sale to Morgan Steel 2/10/95                200,000  275/275           200,000
Ted Stevens conversion of B shares          117,500  275/275           117,500
Reg S sale to Canillo 3/29/95                55,000  275/275            55,000
Class A sh sold to various
  investors on 4/25/95                      300,000  275/275           300,000
Subscription agreement Ekistics
  4/24/95                                    80,000  275/275            80,000

                                                                             0
                                        ------------              -------------
Com A sh O/S per Form 10K - 6/95          1,570,000                  1,570,000

COMMON B SHARES
- ---------------------------------
As of IPO                                 1,000,000  275/275         1,000,000
Ted Stevens conversion of B shares         (117,500) 275/275          (117,500)

                                        ------------              -------------
Com B sh O/S per Form 10K - 6/95            882,500                    882,500

Total A & B shares at June 1995           2,452,500                  2,452,500

ISSUED IN FISCAL YEAR 1996
- ----------------------------------------
Common A shares
Conversion B shares 8/95                    330,000  213/275           255,600
Iss'd to various investors 7/95              55,000  275/275            55,000
Iss'd to various investors - 12/15/95        10,000  107/275             3,891
Iss'd to Infinity Investors - 12/17/95       30,000  105/275            11,455
Iss'd to Infinity Investors - 12/18/95        5,000  104/275             1,891
Sold by Infinity Investors - 1/8/96         180,000  83/275             54,327
Iss'd to various investors - 3/1/96           1,529  30/275                167
Iss'd to various investors - 3/4/96          53,718  27/275              5,274
                                        ------------              -------------
Com A Sh issued 1st nine mos 6/96           665,247                    387,605

Common B shares
- ---------------------------------
Conversion B shares 8/95                   (330,000) 213/275          (255,600)
                                        ------------              -------------
Com A & B sh iss'd 1st 9 mos 6/96           335,247                    132,005
                                        ------------              -------------

Total shares outstanding - 3/31/96        2,787,747                  2,584,505
                                        ============              =============



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